As Filed With the Securities and Exchange Commission on September 27, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WHITESTONE REIT
(Exact name of registrant as specified in its Charter)

Maryland	76-0594970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500 Houston, Texas	77063
(Address of Principal Executive Offices)	(Zip Code)

WHITESTONE REIT 2008 LONG-TERM EQUITY INCENTIVE OWNERSHIP PLAN
(Full title of the plan)

James C. Mastandrea Chairman and Chief Executive Officer 2600 South Gessner, Suite 500 Houston, Texas 77063
(Name and address of agent for service)

(713) 827-9595
(Telephone number, including area code, of agent for service)

Copies to: David P. Slotkin Emily K. Beers Morrison & Foerster LLP 2000 Pennsylvania Avenue, NW Suite 6000 Washington, D.C. 20006 (202) 887-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐
Accelerated filer ☑
Non-accelerated filer ☐
Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common shares of beneficial interest, $0.001 par value	1,892,697 shares	$13.585	$25,712,288.70	$3,201.18

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional common shares of beneficial interest, $0.001 par value (the “Common Shares”), of Whitestone REIT which may become issuable pursuant to the Whitestone REIT 2008 Long-Term Equity Incentive Ownership Plan as the result of any stock splits, stock dividends, recapitalizations or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the maximum offering price per share and maximum aggregate offering price shown are based on the average of the high and low sales prices reported for the Common Shares on the New York Stock Exchange on September 24, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,892,697 common shares of beneficial interest, par value $0.001 per share (“Common Shares”), of Whitestone REIT (the “Registrant”) reserved for issuance pursuant to the Whitestone REIT 2008 Long-Term Equity Incentive Ownership Plan (the “Plan”). The prior registration statement on Form S-8 (Registration No. 333-156512, referred to as the “2008 Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2008, the prior registration statement on Form S-8 (Registration No. 333-191181, referred to as the “2013 Registration Statement”), as filed with the SEC on September 13, 2013, and the prior registration statement on Form S-8 (Registration No. 333-196261, referred to as the “2014 Registration Statement” and, collectively with the 2008 Registration Statement, the 2013 Registration Statement and the 2014 Registration Statement, the “Prior Registration Statements”) as filed with the SEC on May 23, 2014, are currently effective and, as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

The additional Common Shares registered herein have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the maximum aggregate number of Common Shares that may be issued under the Plan will be increased upon each issuance of Common Shares by the Registrant so that at any time the maximum number of Common Shares that may be issued under the Plan shall equal 12.5% of the aggregated number of Common Shares and units of Whitestone REIT Operating Partnership, L.P., issued and outstanding.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC, pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)
Annual Report on Form 10-K for the year ended December 31, 2017 (including portions of the definitive proxy statement on Schedule 14A for the Company’s 2018 Annual Meeting of Shareholders incorporated therein by reference);

(2)	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018;

(3)	Current Reports on Form 8-K filed on May 17, 2018 and May 23, 2018 and Current Report on Form 8-K/A filed on May 30, 2018; and

(4)	the description of the Common Shares contained in the Registration Statement on Form 8-A filed on June 25, 2012, including any amendment or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, or other information furnished to the SEC, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 8.    Exhibits.

3.1.1	Articles of Amendment and Restatement of Whitestone REIT (previously filed as and incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on July 31, 2008)
3.1.2	Articles Supplementary (previously filed as and incorporated by reference to Exhibit 3(i).1 to the Registrant's Current Report on Form 8-K, filed on December 6, 2006)
3.1.3	Articles of Amendment (previously filed as and incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on August 24, 2010)
3.1.4	Articles of Amendment (previously filed as and incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed on August 24, 2010)
3.1.5	Articles Supplementary (previously filed as and incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K, filed on August 24, 2010)
3.1.6	Articles of Amendment (previously filed as and incorporated by reference to Exhibit 3.1.1 to the Registrant's Current Report on Form 8-K, filed on June 27, 2012)
3.1.7	Articles of Amendment (previously filed as and incorporated by reference to Exhibit 3.1.2 to Registrant's Current Report on Form 8-K, filed on June 27, 2012)
3.2	Amended and Restated Bylaws of Whitestone REIT (previously filed as and incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on October 9, 2008)
10.1
Whitestone REIT 2008 Long-Term Equity Incentive Ownership Plan (previously filed and incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on July 31, 2008).

10.2
First Amendment to Whitestone REIT 2008 Long-Term Equity Incentive Ownership Plan (previously filed and incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2011).

10.3
Form of Restricted Common Share Award Agreement (Performance Vested) (previously filed and incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on January 7 2009).

10.4
Form of Restricted Common Share Award Agreement (Time Vested) (previously filed and incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the SEC on January 7 2009).

10.5	Form of Restricted Unit Award Agreement (previously filed and incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the SEC on January 7 2009).
10.6
Form of Restricted Unit Award Agreement (Time Vested) (previously filed and incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on August 7, 2015).

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Pannell Kerr Forster of Texas, P.C., Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of September, 2018.

WHITESTONE REIT

By:	/s/ James C. Mastandrea
James C. Mastandrea
Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints James C. Mastandrea and David K. Holeman as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James C. Mastandrea	Chief Executive Officer and Chairman	September 27, 2018
James C. Mastandrea	(Principal Executive Officer)

/s/ David K. Holeman	Chief Financial Officer	September 27, 2018
David K. Holeman	(Principal Financial and Accounting Officer)

/s/ Nandita V. Berry	Trustee	September 27, 2018
Nandita V. Berry
/s/ Paul T. Lambert	Trustee	September 27, 2018
Paul T. Lambert

/s/ Donald F. Keating	Trustee	September 27, 2018
Donald F. Keating

/s/ Najeeb A. Khan	Trustee	September 27, 2018
Najeeb A. Khan
/s/ Paul T. Lambert	Trustee	September 27, 2018
Paul T. Lambert

/s/ Jack L. Mahaffey	Trustee	September 27, 2018
Jack L. Mahaffey
/s/ David F. Taylor	Trustee	September 27, 2018
David F. Taylor